Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (“Agreement”) is made as of the 26th day of July 2016, by and between Flotek Industries, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 10603 W. Sam Houston Parkway N., Suite 300, Houston, Texas 77064, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

1. Authorization of Sale of the Securities. Subject to the terms and conditions of the Agreements (as defined below), the Company has authorized the issuance and sale of up to 2,450,339 shares (the “Securities”) of common stock, par value $0.0001 per share (the “Common Stock”) of the Company.

2. Agreement to Sell and Purchase the Securities.

2.1 This Agreement. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, Securities comprising the number of shares of Common Stock shown on the signature page hereof at a price of $12.52 per share.

2.2 Other Purchase Agreements. The Company is simultaneously entering into with certain other investors (the “Other Purchasers”) of an identical purchase agreement (other than the identity of the Purchaser and the number of Securities being purchased) with respect to the Securities. The Company expects to complete sales of the Securities to the Other Purchasers. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

3. Delivery of the Securities at the Closing; Termination.

3.1 Closing. The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, as soon as practicable and as agreed to by the parties hereto, on July 27, 2016 or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).

3.2 Closing Deliveries. At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Securities being purchased by it hereunder by wire transfer to an account designated by the Company and, upon receipt thereof, the Company shall deliver to the Purchaser certificates or book entry shares registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of shares of Common Stock described in

Section 2.1 above and bearing an appropriate legend referring to the fact that the Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 thereunder. The name(s) in which such certificates or book-entry shares are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I.

3.3 Conditions to the Company’s Obligations. The Company’s obligation to complete the purchase and sale of the Securities and deliver such certificates or book entry shares to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) receipt by the Company of same-day funds in the full amount of the purchase price for the Securities being purchased hereunder;

(b) completion of the purchases and sales under the Agreements with the Other Purchasers;

(c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing; and

(d) receipt by the Company from the Purchaser of the fully completed questionnaires attached hereto as Appendix I.

3.4 Conditions to the Purchaser’s Obligations. The Purchaser’s obligation to accept delivery of such certificates and to pay for the Securities evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

(a) each of the representations and warranties of the Company made herein shall be accurate as of the Closing Date;

(b) the delivery to the Purchaser by counsel to the Company of a legal opinion substantially similar in substance to the form of opinion attached as Exhibit A hereto;

(c) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein are true and correct as of the date of this Agreement and as of such Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date;

(d) receipt by the Purchaser of a certificate of the Secretary of the Company, dated as of the Closing Date:

(i) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Securities;

(ii) certifying the current versions of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company; and

(iii) certifying as to the signatures and authority of the persons signing this Agreement and related documents on behalf of the Company;

(e) receipt by the Purchaser of a certificate of good standing for the Company for its jurisdiction of incorporation and a certificate of qualification as a foreign corporation for the Company for any jurisdictions in which it is qualified to transact business as a foreign corporation;

(f) there shall have been no suspensions in the trading of the Common Stock as of the Closing Date;

(g) the Common Stock shall continue to be listed on The New York Stock Exchange as of the Closing Date, and the Securities shall be approved for listing on The New York Stock Exchange as of the Closing Date, subject to official notice of issuance;

(h) completion by the Company of purchases and sales under the Agreements with Other Purchasers for gross proceeds to the Company, including the proceeds under this Agreement, of no less than $25,000,000; and

(i) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to the Closing.

3.5 Termination. This Agreement shall automatically terminate if the Closing has not occurred on or prior to July 29, 2016. Without limiting the generality of the foregoing, in event of such termination, neither party shall have any obligation to sell or purchase the Securities.

4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company is qualified to transact business as a foreign corporation in each jurisdiction in which qualification is required, except where the failure to so qualify would neither have nor reasonably be expected to have a Material Adverse Effect (as defined in Section 4.5). Each subsidiary (as defined under Rule 405 promulgated under the Securities Act) of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) is a direct or indirect wholly owned subsidiary of the Company, and is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to transact business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would neither have nor reasonably be expected to have a Material Adverse Effect.

4.2 Reporting Company; Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the resale of the Securities by the Purchaser on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby during the past 12 calendar months. Provided that none of the Purchasers is deemed to be an underwriter with respect to any shares and, to the Company’s knowledge, there exist no facts or circumstances (including any required approvals or waivers) that reasonably could be expected to prohibit the preparation and filing of the Registration Statement (as defined in Section 7.1(a)) on Form S-3.

4.3 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock, of which (A) 56,839,682 shares were issued and 53,906,902 were outstanding as of June 30, 2016, and (B) 691,859 shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of June 30, 2016; and (ii) 100,000 shares of preferred stock, of which no shares are issued and outstanding as of the date of this Agreement, and no shares are reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities. The issued and outstanding shares of Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, (c) have been issued in compliance with all federal and state securities laws and, (d) except for those granted therein by the holders thereof (other than the Company), are free and clear of all security interests, liens, pledges, mortgages or other encumbrances, whether arising voluntarily, involuntarily or by operation of law (“Liens”), (e) were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (f) conform in all material respects to the description thereof contained in the SEC Documents. Except for the stock options or other equity incentives that have been issued since June 30, 2016, shares of Common Stock issuable to the Purchasers pursuant to the Agreements, and shares of Common Stock issuable pursuant to the Acquisition Agreement (as hereinafter defined), the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries, (i) all of the issued and outstanding shares of such Subsidiary’s capital stock (or equity interests in the case of non-corporate entities) have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

4.4 Issuance, Sale and Delivery of the Securities. The Securities, upon sale and issuance in accordance with the terms of the this Agreement (including when delivered against the payment by the Purchaser of the purchase price therefor), will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights to subscribe for or purchase any Securities exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement that have not been waived or complied with. Except with respect to the shares of Common Stock issuable under the Acquisition Agreement, no stockholder of the Company has any right (that has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement) to require the Company to register the sale of any capital stock owned by such stockholder under the Registration Statement. No further approval or authority of the Company’s stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

4.5 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby and thereby. The Agreements have been duly authorized, executed and delivered by the Company. The Agreements constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and judicial decisions of general application relating to or affecting the enforcement of creditors’ rights generally and the application of general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including indemnification provisions set forth in Section 7.5 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws. The execution and performance of the Agreements by the Company and the consummation of the transactions therein contemplated will not violate any provision of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any Liens upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have or reasonably be expected to have a Material Adverse Effect, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of the Agreements by the Company or the consummation by the Company of the transactions contemplated therein, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Securities and such as may be required by the bylaws and rules of the Financial Industry Regulatory Authority or The New York Stock Exchange. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations hereunder.

4.6 Accountants. Hein & Associates, LLP, who has reported on the consolidated financial statements and schedules contained in the Company’s annual report on Form 10-K for the year ended December 31, 2015, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the Public Accounting Oversight Board.

4.7 No Defaults or Consents. Neither the execution, delivery and performance of the Agreements by the Company nor the consummation of any of the transactions contemplated therein will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would neither cause nor reasonably be expected to cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any Liens upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of its or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except for such consents or waivers that have already been obtained and are in full force and effect.

4.8 Contracts. The material contracts to which the Company is a party that have been filed as exhibits to the SEC Documents (as defined in Section 4.19) and that certain Stock Purchase Agreement dated as of the date hereof among the Company, CESI Manufacturing, LLC, Rocky Face Ridge Holding, Inc., Waring Cleveland LLC, Donald Bramblett and Mark Kieper (the “Acquisition Agreement”) (a substantially final version of which has been made available to Purchaser), have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and judicial decisions of general application relating to enforcement of creditors’ rights generally, and the application of general equitable principles relating to or affecting the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.

4.9 No Actions. Except as disclosed in the SEC Documents, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would have or reasonably be expected to have a Material Adverse Effect.

4.10 Properties. The Company and each Subsidiary has good and valid title to all items of tangible personal property described as owned by it in the consolidated financial statements included in the SEC Documents (as defined in Section 4.19) that are material to the businesses of the Company and its Subsidiaries taken as a whole, in each case free and clear of all Liens except for those disclosed in the SEC Documents, or those, individually or in the aggregate, that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would neither have nor reasonably be expected to have a Material Adverse Effect. Any real property described in the SEC Documents as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries, taken as a whole, is held by them under valid, existing and enforceable leases, except those that, individually or in the aggregate, (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would neither have nor reasonably be expected to have a Material Adverse Effect.

4.11 No Material Adverse Change. Except for the Agreements and the Acquisition Agreement, or as otherwise disclosed in the SEC Documents, since December 31, 2015 (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect or contingent, or entered into any material agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company and its Subsidiaries have not sustained any material loss or material interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and none of the Company or any Subsidiary is in material default in the payment of principal or interest on any outstanding long-term debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); and (v) there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect.

4.12 Intellectual Property. Except as disclosed in the SEC Documents, (i) the Company and each Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its respective business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights or other claims to any Intellectual Property that is owned by, or has been licensed to, the Company or any Subsidiary for the products and services of the Company and its Subsidiaries described in the SEC Documents that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have or reasonably be expected to have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or any Subsidiary; (b) there are currently no sales of any products or the provision of services that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, which infringement would have or reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than claims that would neither have nor reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary, other than actions, suits, proceedings and claims that would neither have nor reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than actions, suits, proceedings and claims that would neither have nor reasonably be expected to have a Material Adverse Effect.

4.13 Compliance. Neither the Company nor any of its Subsidiaries have been advised, nor do any of them have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would neither have nor reasonably be expected to have a Material Adverse Effect.

4.14 Taxes. The Company and each Subsidiary have filed all required tax returns, and all such tax returns are true, correct and complete in all material respects. The Company and each Subsidiary have fully paid all taxes shown as due thereon. None of the Company or any Subsidiary has knowledge of any deficiency or assessment with respect to liabilities for any material taxes that has been or might be asserted or threatened against it, that has not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves are reflected in the Company’s consolidated financial statements. All tax liabilities accrued through the date hereof have been adequately reserved for in the Company’s consolidated financial statements.

4.15 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the transactions contemplated by the Agreements will be, or will have been, fully paid by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.16 Investment Company. The Company is not an “investment company” or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder.

4.17 Offering Materials. None of the Company, its directors and officers has distributed or will distribute prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Securities other than the summary term sheet attached as Exhibit B hereto (the “Summary Term Sheet”). The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company that could result in the initial sale of the Securities hereunder not being exempt from the registration requirements of Section 5 of the Securities Act.

4.18 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business, including insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.19 Additional Information. The information contained in the following documents (the “SEC Documents”), which are available through the Commission’s EDGAR system, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

(b) the Company’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on April 22, 2016;

(c) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;

(d) the Company’s Current Reports on Form 8-K filed on January 7, 2016, January 28, 2016, April 25, 2016 and May 3, 2016; and

(e) the description of the Company’s common stock contained in its Registration Statement on Form 8-A filed on December 26, 2007.

The SEC Documents, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rules and Regulations, the “Rules and Regulations”). In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act and the 1934 Act Rules and Regulations.

4.20 Price of Common Stock. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

4.21 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities to pay amounts required under the Acquisition Agreement, to repay indebtedness and for general corporate purposes.

4.22 Non-Public Information. Except as disclosed in the Summary Term Sheet, the Company has not disclosed to the Purchaser information that would constitute material non-public information as of the Closing Date other than the existence of the transactions contemplated hereby and by the Acquisition Agreement.

4.23 Use of Purchaser Name. Except as otherwise required by applicable law or regulation, the Company shall not use the Purchaser’s name or the name of any of its Affiliates (as defined below) in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated, which consent shall not be unreasonably withheld or delayed. For purposes of this Agreement, “Affiliate” means, with respect to any natural person, firm, partnership, association, corporation, limited liability company, company, trust, entity, public body or government (a “Person”), any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any natural person, the term “Affiliate” means (i) the spouse or children (including those by adoption) and siblings of such Person; and any trust whose primary beneficiary is such Person, such Person’s spouse, such Person’s siblings and/or one or more of such Person’s lineal descendants, (ii) the legal representative or guardian of such Person or of any such immediate family member in the event such Person or any such immediate family member becomes mentally incompetent and (iii) any Person controlled by or under common control with any one or more of such Person and the Persons described in clauses (i) or (ii) preceding.

4.24 Related-Party Transactions. Except for purchases by related parties of Securities in this offering, no transaction has occurred between or among the Company, on the one hand, and its Affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws and the rules and regulations promulgated thereunder in the SEC Documents and is not so described in such filings.

4.25 Governmental Permits, Etc. The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from federal, state or local governments or governmental agencies, departments or bodies that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations would neither have nor reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, would have or would reasonably be expected to have a Material Adverse Effect.

4.26 Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in the SEC Documents present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods covered thereby. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

4.27 Listing Compliance. The Company is in compliance with the requirements of The New York Stock Exchange for continued listing of the Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The New York Stock Exchange, nor has the Company received any notification that the Commission or The New York Stock Exchange is currently contemplating terminating such registration or listing. The transactions contemplated by the Agreements will not contravene the rules and regulations of The New York Stock Exchange. The Company will (i) comply with all requirements of The New York Stock Exchange with respect to the issuance of the Securities, and (ii) cause the Securities to be listed on The New York Stock Exchange and listed on any other exchange on which the Common Stock is listed on or before (subject to official notice of issuance) the Closing Date.

4.28 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient, except as disclosed in the SEC Documents, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. Except as set forth in the SEC Documents, there is and has been no failure on the part of the Company, or to its knowledge after due inquiry, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated therewith (the “Sarbanes Oxley Act”). Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company has taken all reasonable actions necessary to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

4.29 Foreign Corrupt Practices. Neither the Company nor any Subsidiary has, nor, to the knowledge of the Company, has any director, officer, agent or employee, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.30 Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union (other than with regards to statutory unions required under foreign laws and regulations). The Company and each Subsidiary believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

4.31 ERISA. Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and its Subsidiaries, or to which the Company or any of its Subsidiaries has any liability thereunder (a “Company Benefit Plan”), has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no action, dispute, claim, suit or proceeding is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course) that could result in a material liability to the Company; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred that could result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

4.32 Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in material violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

4.33 Integration; Other Issuances of the Securities. The Company has not issued any shares of Common Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock that would be integrated with the sale of the Securities to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Assuming the accuracy of the representations and warranties of the Purchasers to the Company as set forth in the Agreements, the offer and sale of the Securities by the Company to the Purchasers pursuant to the Agreements will be exempt from the registration requirements of the Securities Act.

4.34 Disclosure. All disclosure provided to the Purchaser, including the Summary Term Sheet, regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, were, as of the date made, true and correct and did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.35 No Undisclosed Events, Liabilities, Developments or Circumstances. Except as described in the Summary Term Sheet and for the transactions contemplated by the Agreements and the Acquisition Agreement, which will be disclosed in the Press Release (as defined in Section 7.3(b)) or in a filing under the Exchange Act made with the SEC before or contemporaneously with the issuance of the Press Release, or as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the Commission relating to an issuance and sale by the Company of its Common Stock and that has not been publicly announced.

5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:

5.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and the Purchaser has undertaken an independent analysis of the merits and the risks of an investment in the Securities and has reviewed carefully the SEC Documents and the Acquisition Agreement, based on the Purchaser’s own financial circumstances; (ii) the Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities and to ask questions of, and receive answers from, the Company concerning such information; (iii) the Purchaser is acquiring the number of Securities set forth in Section 2.1 in the ordinary course of its business and for its own account and with no present intention of distributing any of such Securities or any arrangement or understanding with any other Persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to resell the Registrable Securities pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser’s right to indemnification under Section 7.5); (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge (other than pledges in connection with bona fide margin accounts), transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of (other than pledges in connection with bona fide margin accounts)) any of the Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws as currently interpreted on the date hereof; (v) the Purchaser will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with resales of the Registrable Securities pursuant to the Registration Statement or with the applicable requirements of any exemption from the Securities Act; (vi) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement, unless the Purchaser notifies the Company otherwise, and the Purchaser will notify the Company immediately of any material change (other than sales of Common Stock by Purchaser) in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Registrable Securities or until the Company is no longer required to keep the Registration Statement effective; (vii) the Purchaser has, in connection with its decision to purchase the number of Securities set forth in Section 2.1 above, relied solely upon the SEC Documents, the Acquisition Agreement and the representations and warranties of the Company contained herein, and, in making a decision to purchase the Securities, the Purchaser has not received or relied on any other communication or any investment advice or recommendation from Company or its representatives; (viii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them but has not relied on any communication or recommendation from any representative of the Company and (ix) the Purchaser is an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act.

5.2 Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

5.3 Confidentiality. For the benefit of the Company, the Purchaser previously agreed to keep confidential all information concerning this private placement. The Purchaser is prohibited from reproducing or distributing this Agreement or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Securities. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of the Press Release (as defined below), which shall include any material, non-public information provided to the Purchaser prior to the date hereof. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5.10 below), but without any duty not to trade in securities of the Company. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall use its commercially reasonable efforts to provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek, at the Company’s expense, an appropriate protective order.

5.4 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.5 Risk of Loss. The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including those set forth under the caption “Risk Factors” in the SEC Documents. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Securities.

5.6 Legend.

(a) Securities Legends. The Purchaser understands that the Securities will bear a restrictive legend in substantially the form set out in Section 5.6(b) until such time as such securities may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

(b) Legend.

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS OR THE COMPANY HAS RECEIVED FROM THE HOLDER REASONABLE ASSURANCE THAT THE SHARES CAN BE SOLD, ASSIGNED OR TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

5.7 Legend Removal. The legend set forth in Section 5.6 shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue such Securities to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (A) such holder first provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form and pursuant to Section 7.3(d), to the effect that such sale, assignment or transfer of such Securities may be made without registration under the applicable requirements of the Securities Act and that such legend is no longer required, (B) such holder first provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, or (C) upon the date that is one year after the Closing Date upon reasonable assurance that the Purchaser is not an Affiliate of the Company and has not been within the prior 90 days. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with the issuance of such unlegended shares.

5.8 Stop Transfer. The certificates representing the Registrable Securities will be subject to a stop transfer order with the Company’s transfer agent restricting the transfer of such Registrable Securities. Such stop transfer order will be lifted promptly after the Registration Statement covering registered resales of such Registrable Securities has been declared effective under the Securities Act; provided, however, that such order may be reinstated upon notice to the Purchaser in circumstances in which the Company is permitted to suspend the effectiveness of such Registration Statement as permitted herein.

5.9 Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

5.10 Public Sale or Distribution. The Purchaser hereby covenants with the Company not to make any sale of the Registrable Securities under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule). The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus (the “Prospectus”) forming part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. Without the Company’s prior written consent, which consent shall not unreasonably be withheld or delayed, the Purchaser shall not use any written materials to offer the Registrable Securities for resale other than the Prospectus, including any “free writing prospectus” as defined in Rule 405 under the Securities Act. The Purchaser covenants that it will not sell any Registrable Securities pursuant to said Prospectus during the period commencing at the time when the Company gives the Purchaser written notice of Suspension of the use of said Prospectus and ending at the time when the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. In each such notice, the Company shall not disclose the content of any material, non-public information to the Purchaser. The Purchaser shall maintain in confidence the receipt of any notice of Suspension. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period in excess of fifteen (15) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all of the Suspensions shall not exceed an aggregate of thirty (30) days, and the first day of any Suspension shall be at least five (5) trading days after the last day of any prior Suspension (each, an “Allowable Suspension Period”).

5.11 Organization; Validity; Enforcements. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, other than such conflicts, breaches, defaults or violations which would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions of general application relating to or affecting the enforcement of creditors’ rights generally and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including the indemnification provisions set forth in Section 7.5 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.12 Common Stock Holdings. Either (i) prior to purchases of Securities made by the Purchaser pursuant to this Agreement, the Purchaser and its Affiliates beneficially own, directly or indirectly, less than five percent of the Company’s outstanding shares of Common Stock, or, (ii) if prior to purchases of Securities made by the Purchaser pursuant to this Agreement, the Purchaser and its Affiliates beneficially own, directly or indirectly, five percent or more of the Company’s outstanding shares of Common Stock, the Purchaser and its Affiliates are not purchasing more than an aggregate of 540,000 shares of Common Stock pursuant to the Agreements.

5.13 Short Sales. Since the time the Purchaser was first contacted about the offering of the Securities and the transactions contemplated hereby, the Purchaser has not taken, and prior to the public announcement of the transaction the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

6. Survival of Agreements, Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations, warranties, covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.

7. Registration of Resales; Compliance with the Securities Act.

7.1 Registration Statement. The Company shall:

(a) as soon as reasonably practicable, but in no event later than August 5, 2016 (the “Filing Deadline”), prepare and file with the Commission the Registration Statement on Form S-3 (the “Registration Statement”) relating to the resale of the Securities by the Purchaser and the Other Purchasers from time to time on The New York Stock Exchange, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

(b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective by the earlier of (i) 5 business days after the Commission has advised the Company that the Registration Statement has not been selected for review by the Commission, or (ii) 5 business days after the Commission has advised the Company the Commission has no more comments with respect to the Registration Statement or (iii) November 4, 2016 (each of (i), (ii) and (iii), the “Registration Statement Effectiveness Deadline”);

(c) by 9:30 a.m., New York City time, on the second business day following the date the Registration Statement is declared effective by the Commission, file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement;

(d) promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by the Registration Statement. For the purpose of this Agreement, “Investor” means a Purchaser or any transferee or assignee thereof to whom a Purchaser assigns its rights as a holder of Securities under this Agreement and who agrees to become bound by the provisions of this Agreement and any transferee or assignee thereof to whom a transferee or assignee assigns its rights as a holder of Securities under this Agreement and who agrees to become bound by the provisions of this Agreement;

(e) furnish to the Purchaser with respect to the Registrable Securities, the resale of which is registered under the Registration Statement (and to each underwriter, if any, of such Securities), such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser; and

(f) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

7.2 Changes Relating to Registration Statement. The Company may waive or amend the provisions of Section 7.1 with the written consent of the Company and holders that, together, hold at least equal 67% of the Registrable Securities.

7.3 Further Covenants. The Company shall also:

(a) file a Form D with the Commission with respect to the Securities as required under Regulation D promulgated under the Securities Act;

(b) issue a press release describing the transactions contemplated by this Agreement and the Acquisition Agreement (the “Press Release”) on or before 9:00 a.m., New York City time, on the first business day following the date hereof;

(c) the Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express written consent of such Purchaser;

(d) in order to enable the Purchasers to sell the Registrable Securities under Rule 144 under the Securities Act, for a period of one year from Closing, use its reasonable best efforts to comply with the requirements of Rule 144, including use its reasonable best efforts to comply with the requirements of Rule 144(c) with respect to public information about the Company and to timely file all reports required to be filed by the Company under the Exchange Act, and shall use its reasonable efforts to cause the Company’s counsel, at the Company’s expense, to provide any legal opinions required for any transfers pursuant to Rule 144;

(e) bear all expenses in connection with the procedures set out in Section 7.1 and Section 7.3(a) through Section 7.3(d) and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any, in connection with the offering of the Registrable Securities pursuant to the Registration Statement;

(f) permit the Purchaser and its legal counsel, upon timely written request, to review and comment upon (i) an initial draft of a Registration Statement at least two (2) business days prior to its filing with the Commission and (ii) any numbered pre-effective amendment to the Registration Statement (for purposes of clarification, excluding any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing incorporated by reference into such Registration Statement) at least one (1) business day prior to its filing with the Commission. The Company shall furnish to the Purchaser or its legal counsel, without charge, upon timely written request, copies of any correspondence from the Commission to the Company or its representatives relating to the Registration Statement.

The Company understands that the Purchaser disclaims being an underwriter, and neither the Company nor any Subsidiary or Affiliate thereof shall identify the Purchaser as an underwriter in any public disclosure or filing with the Commission or any stock exchange or market without the prior written consent of Purchaser. The forms of the questionnaires related to the Registration Statement to be completed by the Purchaser are attached hereto as Appendix I.

For purposes of Section 7.1, Section 7.3 Section 7.5(e), and Section 19, the definition of “Registrable Securities” shall include any capital stock of the Company issued or issuable with respect to the Registrable Securities as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

7.4 Transfer of Securities. The Purchaser agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, except pursuant to the Registration Statement referred to in Section 7.1, in accordance with Rule 144 under the Securities Act or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

7.5 Indemnification.

(a) Definitions. For the purpose of this Section 7.5:

(i) the term “Purchaser Indemnified Persons” shall mean each Investor, director, officer, member, partner, employee, agent and representative of the Investor and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act; and

(ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.

(b) By the Company. The Company agrees to indemnify and hold harmless the Purchaser Indemnified Persons, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser Indemnified Persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the times of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, of the 1933 Act Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, or filed as parts of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or that arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (B) the failure of the Purchaser to comply with the covenants and agreements contained herein or (C) the inaccuracy of any representation or warranty made by the Purchaser herein; (ii) any misrepresentation or breach of any representation or warranty made by the Company in the Agreement or any other certificate, instrument or document contemplated hereby or thereby; (iii) any breach of any covenant, agreement or obligation of the Company contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (iv) any cause of action, suit or claim brought or made against such Purchaser Indemnified Person by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting (A) from the execution, delivery, performance or enforcement of the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (B) from any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (C) solely from the status of such Purchaser or holder of the Securities as an investor in the Company, and the Company will promptly reimburse the Purchaser Indemnified Persons for reasonable legal and other expenses as such expenses are reasonably incurred by the Purchaser Indemnified Persons in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c) By the Purchaser and Other Purchasers. The Purchaser and Other Purchasers will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Control Person”), against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or Control Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the

Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or that arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein; (ii) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Agreement or any other certificate, instrument or document contemplated hereby; and (iii) any breach of any covenant, agreement or obligation of the Purchaser contained in the Agreement or any other certificate, instrument or document contemplated hereby; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement and each such Control Person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or Control Person, as the case may be, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser’s aggregate liability under this Section 7.5 shall not exceed the amount of aggregate net proceeds received by the Purchaser on the sale of the Registrable Securities pursuant to the Registration Statement and the Securities through such other means as is effected.

(d) Procedures. Promptly after receipt by an indemnified party under this Section 7.5 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.5, promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.5 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii)) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) Contribution.

(i) If the indemnification provided for in this Section 7.5 is required by its terms, but is, for any reason, held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 7.5(b), Section 7.5(c) or Section 7.5(d) in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of the Securities hereunder or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above, but also the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in any of this Agreement and the Registration Statement, as the case may be, that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

(ii) The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company for the Securities (but only with respect to the Securities that were sold by the Purchaser) (the “Purchaser

Payments”) bears to the difference (the “Difference”) between the Purchaser Payments and the amount received by the Purchaser from such sales. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iii) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.5(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7.5(d) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 7.5(e); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 7.5(d) for purposes of indemnification.

(iv) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.5(e) were determined solely by pro rata allocation (if the Purchaser were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7.5(e). Notwithstanding the provisions of this Section 7.5(e), the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7.5(e), the Purchaser shall not be required to contribute any amount in excess of the amount of net proceeds received by such Purchaser from the sale of the Registrable Securities, less any other payments made by such Purchaser pursuant to this Section 7.5.

(v) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.5(e) are several and not joint.

7.6 Information Available. The Company, upon the reasonable request of the Purchaser, shall make available for inspection by each Purchaser, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, employees and independent accountants to supply all information reasonably requested by the

Purchaser or any such underwriter, attorney, accountant or agent in connection with the Registration Statement, and all such information provided by the Company pursuant to this Section 7.6 shall be subject to the confidentiality obligations imposed by Section 5.3.

7.7 Delay in Filing or Effectiveness of Registration Statement. If (a) the Registration Statement is (A) not filed with the Commission on or before the either the Filing Deadline (a “Filing Failure”), or (B) is not declared effective by the Commission on or before the Registration Statement Effectiveness Deadline (an “Effectiveness Failure”) or (b) on any day after the Effective Date sales of all of the Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Suspension Period (as defined in Section 5.10)) pursuant to such Registration Statement or otherwise (including as a result of a failure to keep such Registration Statement effective or to disclose such information as is necessary for sales to be made pursuant to such Registration Statement) (a “Maintenance Failure”) then, as relief for the damages to any Investor by reason of any such delay in or reduction of its ability to sell such Securities, the Company shall pay to each Investor relating to such Registration Statement an amount in cash equal to $0.08 per share of Common Stock the resale of which is covered by the Registration Statement on each of the following dates: (i) on every thirtieth day (pro rated for periods totaling less than thirty (30) days) after a Filing Failure until the date such Filing Failure is cured; (ii) on every thirtieth day (pro rated for periods totaling less than thirty (30) days) after an Effectiveness Failure until the date such Effectiveness Failure is cured; and (iii) on every thirtieth day (pro rated for periods totaling less than thirty (30) days) after a Maintenance Failure until the date such Maintenance Failure is cured. The payments to which an Investor shall be entitled to pursuant to this Section 7.7 are referred to herein “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (x) the last day of the calendar month during which such Registration Delay Payments are incurred and (y) the third business day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. The parties agree that the maximum aggregate Registration Delay Payments payable to an Investor under this Agreement shall be $0.96 per share of Common Stock the resale of which is covered by the Registration Statement. In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment by the Commission requiring an Investor to be named as an underwriter in the Registration Statement that, notwithstanding the reasonable best efforts of the Company, is not withdrawn by the Commission and such Investor elects in writing not to be named as a selling stockholder in the Registration Statement, the Investor shall not be entitled to any Registration Delay Payments.

7.8 Questionnaires. The Purchaser agrees to furnish to the Company completed questionnaires in the form attached hereto as Appendix I at the Closing for use in preparation of the Registration Statement contemplated in Section 7.1. The Company shall not be required to include the Registrable Securities of the Purchaser in the Registration Statement and shall not be required to pay any cash payment to such Purchaser pursuant to Section 7.7, so long as the Purchaser fails to furnish fully completed questionnaires at the Closing or does not respond to subsequent written requests for information by the Company within two business days of such requests; provided, however, that the Company shall be required to provide no more than two (2) such subsequent written requests for information.

8. No Brokers or Finders. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation from the other party hereto in connection with the sale of the Securities to the Purchaser.

9. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Securities pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

if to the Company, to:

Flotek Industries, Inc.

10603 W. Sam Houston Parkway N., Suite 300,

Houston, Texas 77064

Attention: President

Facsimile: (281) 605-5554

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: W. Mark Young

Facsimile: (713) 238-4200

E-mail: markyoung@akllp.com

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

12. Construction. In this Agreement, unless a clear contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, (b) reference to any section means such section hereof, (c) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term and (d) where any provision of this Agreement refers to action to be taken by either party, or that such party is prohibited from taking an action, such provision shall be applicable whether such action is taken directly or indirectly by such party.

13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

17. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

18. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

19. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 7.5, any Person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns, and, subject to the provisions of Section 7.5, no other Person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Securities sold to the Purchaser pursuant to this Agreement or the Registrable Securities; provided, however, it shall include purchasers of Securities sold to the Purchaser pursuant to this Agreement or the Registrable Securities if (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with a duly executed Stock Certificate Questionnaire from such transferee or assignee and written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws.

20. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

FLOTEK INDUSTRIES, INC.

By:
Name:
Title:

Print or Type:

Signature by:
Individual Purchaser or Individual
representing Purchaser:
Name of Purchaser
(Individual or Institution)

Address:
Jurisdiction of Purchaser’s Executive Offices

Name of Individual representing Purchaser
(if an Institution)	Telephone:

Title of Individual representing Purchaser	Facsimile:
(if an Institution)	E-mail:

Number of Shares of Common Stock to Be Purchased

Signature Page

EXHIBIT A

July 27, 2016

To each of the Purchasers signatory to the

Subscription Agreements referenced herein

Re:	Flotek Industries, Inc. Private Placement of Common Stock

Ladies and Gentlemen:

We have acted as special counsel to Flotek Industries, Inc., a Delaware corporation (the “Issuer”), in connection with the Subscription Agreements dated July 26, 2016 (the “Subscription Agreements”) among (i) the Issuer and (ii) the several purchasers that are signatories thereto (the “Purchasers”), relating to the sale by the Issuer to the Purchasers of an aggregate of [•] shares (the “Securities”) of common stock, par value $0.0001 per share (the “Common Stock”).

Pursuant to the Subscription Agreements, the Issuer has agreed to file with the Securities and Exchange Commission (the “SEC”), a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to offers and sales by the Purchasers or their permitted assigns of the Securities.

We are furnishing this opinion letter to you pursuant to Section 3.4(b) of the Subscription Agreements.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the SEC Documents (as defined below);

(b) a specimen certificate representing the Common Stock;

(c) the Subscription Agreements;

(d) the Amended and Restated Certificate of Incorporation of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on July 26, 2016, and certified by the Secretary of the Issuer as in effect on the date of the adoption of the resolutions specified in paragraph (f) below, the date of the Subscription Agreements and the date hereof (the “Issuer Certificate of Incorporation”);

To each of the Purchasers signatory to the

Subscription Agreement referenced herein

July 27, 2016

(e) the Bylaws of the Issuer, certified by the Secretary of the Issuer as in effect on the date of the adoption of the resolutions specified in paragraph (f) below, the date of the Subscription Agreements and the date hereof (the “Issuer Bylaws”);

(f) resolutions of the Board of Directors of the Issuer dated July 26, 2016, certified by the Secretary of the Issuer;

(g) a certificate from the Secretary of State of the State of Delaware dated July 27, 2016 as to the good standing and legal existence under the laws of the State of Delaware of the Issuer;

(h) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the Chief Executive Officer and by the Chief Financial Officer of the Issuer, a copy of which is attached hereto as Exhibit A; and

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer (including without limitation the facts certified in the Opinion Support Certificate), (ii) statements and certifications of public officials and others and (iii) upon representations made by the Issuer and representations made by the Purchasers in the Subscription Agreements.

As used herein the following terms have the respective meanings set forth below:

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

“SEC Documents” means collectively, the Issuer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Issuer’s Definitive Proxy Statement for the Annual Meeting of Stockholders held on April 22, 2016, the Issuer’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, the Issuer’s Current Reports on Form 8-K filed on January 7, 2016, January 28, 2016, April 25, 2016 and May 3, 2016, and the Issuer’s Registration Statement on Form 8-A filed on December 26, 2007.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

To each of the Purchasers signatory to the

Subscription Agreement referenced herein

July 27, 2016

1. The Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware.

2. The Issuer has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under the Subscription Agreements; (ii) carry on its business and own its properties as described in the SEC Documents and (iii) issue the Securities.

3. As of July 26, 2016, the authorized capital stock of the Issuer consists of (i) 80,000,000 shares of Common Stock and (iii) 100,000 shares of Preferred Shares, par value $0.0001 per share.

4. The Securities, upon sale and issuance in accordance with the terms of the Subscription Agreements (including, without limitation, when delivered against the payment by the Purchasers of the purchase price therefor), will be duly authorized, validly issued, fully paid and nonassessable and such issuances will not be subject to any preemptive or similar rights under the Delaware General Corporation Law of the State of Delaware (the “DGCL”) or the Issuer Certificate of Incorporation or the Issuer By-laws.

5. The Subscription Agreements have been duly authorized and validly executed and delivered on behalf of the Company, and are enforceable against the Company in accordance with their respective terms under the applicable laws of the State of New York.

6. None of (i) the execution and delivery by the Issuer of the Subscription Agreements and (ii) the consummation by the Issuer of the issuance and sale of the Securities pursuant to the Subscription Agreements, (A) constitutes or will constitute a violation of the Issuer Certificate of Incorporation or the Issuer Bylaws, or (B) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America or (iii) the DGCL, which in the case of clause (B) of this paragraph 6, would have or reasonably be expected to have a Material Adverse Effect (as such term is defined in the Subscription Agreements).

7. Other than approvals by the SEC in connection with the Issuer’s obligations under the Subscription Agreements, no Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Issuer of the Subscription Agreements or the consummation of the issuance and sale of the Securities pursuant to the Subscription Agreements. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to applicable laws of the State of New York or applicable laws of the United States of America.

To each of the Purchasers signatory to the

Subscription Agreement referenced herein

July 27, 2016

8. Assuming the accuracy of the representations and warranties of each Purchaser contained in the Subscription Agreements, the offer, issue, sale and delivery of the Securities to the Purchasers in the manner contemplated by the Subscription Agreements do not require registration under the Securities Act; provided, however, that we express no opinion as to any subsequent resale or other transfer of any Securities.

9. The Issuer is not an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America and (iii) the DGCL. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Subscription Agreements, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 6 and 7 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Issuer are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) In rendering the opinions set forth in paragraph 4 above, we have assumed that the certificates representing the Securities will be signed by one of the authorized officers of the Issuer’s duly appointed transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

(iii) Our opinion in paragraph 5 above may be:

(1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

(2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

To each of the Purchasers signatory to the

Subscription Agreement referenced herein

July 27, 2016

(iv) Our opinion expressed in paragraph 5 above insofar as it pertains to the choice of law provision of the instrument referred to in such paragraph, is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provision will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

(v) We express no opinion as to the validity, effect or enforceability of any provisions:

(1) purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

(2) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

(3) relating to severability or separability;

(4) purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;

(5) purporting to waive damages;

(6) that constitute an agreement to agree in the future on any matter;

(7) that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;

To each of the Purchasers signatory to the

Subscription Agreement referenced herein

July 27, 2016

(8) purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

(9) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;

(10) purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade; and

(11) purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear.

(vi) We express no opinion as to the enforceability of any provision purporting to require the payment of liquidated damages (however denominated).

(vii) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(viii) Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Subscription Agreements, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Subscription Agreements or any of its subsidiaries or any of their

To each of the Purchasers signatory to the

Subscription Agreement referenced herein

July 27, 2016

respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Issuer, with all laws, rules and regulations applicable to it, as well as the compliance by the Issuer, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (viii), all references to parties to the Subscription Agreements, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

(ix) Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Subscription Agreements, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.

This opinion is being furnished only to you in connection with the sale of the Securities under the Subscription Agreements occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

EXHIBIT B

Summary Term Sheet

See attached summary term sheet dated July 26, 2016

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire

Purchase Agreement which follows)

A. Complete the following items on BOTH Purchase Agreements (Sign two originals):

1.	Signature Page:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix I - Stock Certificate Questionnaire/Registration Statement Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire and the Registration Statement Questionnaire.

3.	Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to (initially by email with original by overnight delivery):

Andrews Kurth LLP

600 Travis Street

Suite 4200

Houston, Texas 77002

Attn: W. Mark Young

Email: markyoung@akllp.com

B. Instructions regarding the transfer of funds for the purchase of Securities will be sent by facsimile or email to the Purchaser by the Company at a later date.

Appendix I (Page 1 of 5)

Flotek Industries, Inc.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Securities are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

Appendix I (Page 2 of 5)

Flotek Industries, Inc.

REGISTRATION STATEMENT QUESTIONNAIRE

In connection with the preparation of the Registration Statement, please provide us with the following information. Please see the definitions of certain terms at the end of this Questionnaire.

1.	Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:

2.	Please provide the number of shares of Common Stock that you or your organization will beneficially own immediately after Closing, excluding Securities purchased pursuant to this Agreement (note that beneficial ownership includes shares that you have a right to acquire within 60 days):

3.	Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐  Yes            ☐  No

If yes, please indicate the nature of any such relationships below:

Appendix I (Page 3 of 5)

4.	Are you (i) an FINRA Member (see definition), (ii) a Controlling (see definition) shareholder of an FINRA Member, (iii) a Person Associated with a Member of FINRA(see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any FINRA Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any FINRA Member?

Answer:  ☐ Yes  ☐ No If “yes,” please describe below

5.	Are you a broker or a dealer or an affiliate of a broker or a dealer? See the appropriate Commission definitions of “broker,” “dealer,” and “affiliate” below.

☐  Yes               ☐  No

If yes, please indicate the nature of any such relationship below:

If you are an affiliate of a broker-dealer, please confirm that BOTH of the following are true:

•	You purchased the shares which are covered by the Registration Statement in the ordinary course of business as an affiliate of a broker-dealer; and

•	At the time you acquired the shares or other securities which are covered by the Registration Statement, you had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

☐  Both are TRUE  ☐   Either of the above are NOT TRUE

Appendix I (Page 4 of 5)

6.	Please identify the natural person or persons who have voting and/or investment control over the Company’s securities that you own, and state whether such person(s) disclaim(s) beneficial ownership of the securities. For example, if you are a general partnership, please identify the general partners in the partnership.

Affiliate. A person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under control with a broker or dealer.

“Beneficial” ownership. Beneficial ownership shall have the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended. The SEC has taken the position that if you have sole or shared voting power or dispositive power or the ability to acquire either sole or shared voting or dispositive power of a security within 60 days, you are the beneficial owner of that security, even though that security is not registered in your name. Thus, for example, you could be the beneficial owner of securities in a trust or estate of which you are a trustee or executor, or of which you are one of the trustees or executors, or you could be the beneficial owner of securities which you have a right to purchase.

Broker. Any person engaged in the business of effecting transactions in securities for the account of others.

Dealer. Any person engaged in the business of buying or selling securities for such person’s own account through a broker or otherwise.

FINRA Member. The term “FINRA member” means any individual, partnership, corporation or other legal entity that is a broker or dealer admitted to membership in the Financial Industry Regulatory Authority, Inc. (FINRA Manual, By-laws Article I, Definitions)

Control. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

Appendix I (Page 5 of 5)

Person Associated with a Member of FINRA. The term “person associated with a member of FINRA” means every sole proprietor, partner, officer, director, branch manager or executive representative of any FINRA Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA Member, whether or not such person is registered or exempt from registration with the Financial Industry Regulatory Authority, Inc. pursuant to its bylaws. (FINRA Manual, By-laws Article I, Definitions)

Underwriter or a Related Person. The term “underwriter or a related person” means, with respect to a proposed offering, underwriters, underwriters’ counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (FINRA Interpretation)